UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  January 9, 2020

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5b Hanagar Street, Hod Hasharon, Israel	4527708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry Into a Material Definitive Agreement.

Overview

On January 9, 2020, Wize Pharma, Inc. (the “Company”), entered into the Bonus Agreements and the Series B Purchase Agreement (as such terms are defined below), whereby, subject to the closing of both transactions, (i) the Company will sell 37% of future revenues (if any) from its L02A-based products (the “LO2A Proceeds”) to Bonus BioGroup Ltd. (“Bonus”), an Israeli company whose ordinary shares are traded on the Tel Aviv Stock Exchange (“TASE”), and invest $7.4 million in Bonus and (ii) in consideration therefor, Bonus will issue to Wize new ordinary shares of Bonus in a number equal to $16.4 million divided by a purchase price per share of NIS 0.50.

The Bonus/LO2A Transaction

On January 9, 2020, the Company entered into (i) an Exchange Agreement (the “Bonus Exchange Agreement”), with Bonus and (ii) a Share Purchase Agreement (the “Bonus Purchase Agreement” and, together with the Bonus Exchange Agreement, the “Bonus Agreements”) with Bonus.

Pursuant to the Bonus Agreements, the Company agreed to grant Bonus, in consideration for the issuance of 62,370,000 ordinary shares of Bonus (the “LO2A Shares”), the right to receive 37% of future LO2A Proceeds (if any), which, as more fully defined in the Bonus Exchange Agreement, includes proceeds generated by the Company, Wize Pharma Ltd., a wholly owned subsidiary of the Company (“Wize Israel”), and OcuWize Ltd., a wholly owned subsidiary of Wize Israel, as a result of (i) the sale, license or other disposal of products or other rights underlying the LO2A technology licensed to OcuWize under that certain Exclusive Distribution and Licensing Agreement between Wize Israel (including OcuWize) and Resdevco Ltd., dated as of May 1, 2015, as amended; and (ii) a Sale Transaction, which, as more fully defined in the Bonus Exchange Agreement, includes the sale of shares or assets of Wize Israel and/or OcuWize. In addition, if the Sale Transaction involves a change of control of the Company, Bonus will be entitled to elect, to either remain with its right to 37% of the LO2A Proceeds or receive a one-time payment equal to 37% of the value attributed to Wize Israel out of the total proceeds payable for the Company in such transaction.

Pursuant to the Bonus Purchase Agreement, the Company agreed to purchase 51,282,000 ordinary shares of Bonus (the “PIPE Shares,” and together with the LO2A Shares, the “Bonus Shares”), for an aggregate purchase price of $7.4 million, which funds will be deposited into an escrow account (the “Bonus Escrow Account”), of which (i) $500,000 will be paid to Bonus as an advance (the “Advance”) promptly following execution of the Bonus Purchase Agreement, (ii) $3.2 million will be released to Bonus concurrently with the closing of the transactions contemplated by the Bonus Agreements in exchange for 50% of the PIPE Shares (the “Initial PIPE Shares”) and (iii) $3.7 million will be released to Bonus upon the Milestone Closing (as defined in the Bonus Purchase Agreement), in exchange for 50% of the PIPE Shares (the “Milestone Shares”) that will be issued by Bonus and deposited into the escrow at the closing. The Company’s obligation to consummate the Milestone Closing is conditioned upon the satisfaction by Bonus of certain conditions, including the listing of its ordinary shares (or, if an ADR Program is to be implemented by Bonus, the American Depositary Shares representing such ordinary shares) on the Nasdaq Capital Market (or another superior tier of the Nasdaq market) (the “Nasdaq Listing”).

The Bonus Agreements contain customary covenants, representations and warranties of the parties thereto, including, among others, (i) a covenant by the Company to use its reasonable commercial efforts to commercialize the LO2A technology or otherwise generate the LO2A Proceeds; (ii) a covenant by Bonus to issue additional shares to the Company upon certain events, including if Bonus conducts a private placement of its ordinary shares during the nine-month period following the closing at a price per share that is below NIS 0.30 per share; (iii) a covenant by Bonus to use its reasonable commercial efforts to conduct the Nasdaq Listing as soon as practicable, and in any event within 180 days following the closing (the “Initial Deadline”) and, if the Nasdaq Listing does not occur by the Initial Deadline, the Company will be entitled to liquidated damages for each 30 days of delay. The liquidated damages, which range between $20,500 to $164,000 depending on the length of the delay, may be paid, at Bonus’ election, in either cash or ordinary shares of Bonus; (iv) a post-closing covenant by the Company to create, and cause Wize Israel and OcuWize to create, certain first priority liens in favor of Bonus to secure the Company’s obligations under the Bonus Exchange Agreement, including certain related negative covenants; and (v) an undertaking by Bonus to cover nearly 50% of the Company’s fees and expenses payable to H.C. Wainwright & Co., LLC in connection with the transactions contemplated by the Bonus Agreements and the Series B Purchase Agreement.

According to the Bonus Agreements, the total number of Bonus Shares issuable to the Company (including the shares to be released at the Milestone Closing) is computed as the number of ordinary shares of Bonus equal to the quotient obtained by dividing (A) $16.4 million expressed in NIS (based on the exchange rate between NIS and the dollar as of January 8, 2020) by (B) NIS 0.50. As of January 9, 2020, such total number of Bonus Shares represents (on a post-issuance basis) approximately 12% of the outstanding share capital of Bonus.

The closing of the transactions contemplated by the Bonus Agreements is subject to several customary conditions, including (i) approval of the TASE to list the Bonus Shares, and (ii) the execution by Bonus and the Company of a Registration Rights Agreement (the “Bonus Registration Rights Agreement”), pursuant to which Bonus will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the Bonus Shares for resale, within 30 days following the Nasdaq Listing, and to have such Registration Statement declared effective within 45 days after the Nasdaq Listing in the event the Registration Statement is not reviewed by the SEC, or 120 days after the Nasdaq Listing in the event the Registration Statement is reviewed by the SEC.

The Bonus Agreements may be terminated under certain circumstances, including if (i) the closing thereof is not consummated on or before 5:00 p.m., Israel time, within 30 days following the signing date thereof (the “Outside Date”) or (ii) the Company shall have not provided evidence to Bonus that it has received $7.4 million on or before 5:00 p.m., Israel time, on January 20, 2020.

The Series B Investment

In order to finance the transactions contemplated by the Bonus Purchase Agreement, on January 9, 2020, the Company entered into a Securities Purchase Agreement (the “Series B Purchase Agreement”) with certain accredited investors.

Pursuant to the Series B Purchase Agreement, the Company agreed to sell to the investors, and the investors agreed to purchase from the Company, in a private placement, an aggregate of 7,500 shares of newly created Series B Non-Voting Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series B Preferred Stock”) for a purchase price of $1,000 per share, for aggregate gross proceeds under the Series B Purchase Agreement of $7.5 million, which funds will be deposited into an escrow account, of which (i) $500,000 will be paid to the Bonus Escrow Account and $100,000 will be paid to the Company to cover certain of its transactions expenses, in each case, promptly following the execution of the Series B Purchase Agreement, and (ii) the remaining $6.9 million will be released to the Bonus Escrow Account upon the closing of the transactions contemplated by the Series B Purchase Agreement (of which, as described above, $3.2 million shall be released upon the earlier of the Milestone Closing or upon written consent of the holders of at least a majority of the Series B Preferred Stock).

The Series B Purchase Agreement contains customary covenants, representations and warranties of the parties thereto, including, among others, (i) a covenant by the investors not to transfer the Series B Preferred Stock without the approval of the Company; (ii) a covenant by the Company, for as long as any Series B Preferred Stock remain outstanding, not to sell any Bonus Shares for a price per share equal to less than NIS 0.40 (the “Price Restriction”); and (iii) a covenant by the Company, simultaneously with, or promptly after, the redemption of the Series B Preferred Stock, to assign certain rights under the Bonus Purchase Agreement, such as the right to liquidated damages in the event of delayed Nasdaq Listing, and under the Bonus Registration Rights Agreement to the investors.

In connection with the Series B Purchase Agreement, the Company agreed to file, at the closing, a Certificate of Designations of Series B Non-Voting Redeemable Preferred Stock with the Secretary of State of Delaware (the “Series B Certificate of Designations”). Pursuant to the Series B Certificate of Designations, the Company designated 7,500 shares of preferred stock as Series B Preferred Stock. The Series B Preferred Stock are not convertible into shares of common stock of the Company and have no voting powers, except as related to certain rights to protect the rights and preferences of the Series B Preferred Stock and with respect to sales or dispositions of the Series B Preferred Stock at a price per share below the Price Restriction. The Series B Preferred Stock entitles its holders to (i) 80% of the proceeds received by the Company through future sales of the Bonus Shares issued to the Company under the Bonus Agreements and (ii) 80% of any cash dividends received by the Company on such Bonus Shares. Under the Series B Certificate of Designations, the Company has the option to redeem the Series B Preferred Stock at any time by distributing to holders of the Series B Preferred Stock (i) 80% of the Bonus Shares then held by the Company and (ii) 80% of all dividends received by the Company but not yet paid to holders of the Series B Preferred Stock (the “Redemption Payment”). The Company is required to redeem the Series B Preferred Stock through payment of the Redemption Payment upon the earlier of (i) 60 days following the Nasdaq Listing, and (ii) December 28, 2020.

The closing of the transactions contemplated by the Series B Purchase Agreement is subject to several customary conditions, including (i) the filing of the Series B Certificate of Designations with the Secretary of State of Delaware and (ii) the closing of the Bonus Agreements.

The Series B Purchase Agreement may be terminated under certain circumstances, including if the closing thereof is not consummated by the Outside Date.

The foregoing summary is not a complete description of all of the parties’ rights and obligations under the Certificate of Designation, Bonus Exchange Agreement, the Bonus Purchase Agreement, the Bonus Registration Rights Agreement, or the Series B Purchase Agreement, and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 3.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 hereto and are incorporated herein by reference.

Cautionary Note

The filing of the Bonus Exchange Agreement, the Bonus Purchase Agreement and the Series B Purchase Agreement is not intended to provide any other factual information about the Company, Bonus or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Bonus Exchange Agreement, the Bonus Purchase Agreement and the Series B Purchase Agreement were made only for purposes of that agreements and as of the specific dates set forth therein. They were solely for the benefit of the parties to such agreements, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allotting contractual risk between the parties to such agreements instead of establishing these matters as facts. The Bonus Exchange Agreement, the Bonus Purchase Agreement and the Series B Purchase Agreement are also subject to standards of materiality deemed relevant to the contracting parties that may differ from those matters which may be deemed material to investors. Investors are not third party beneficiaries under the Bonus Exchange Agreement, the Bonus Purchase Agreement or the Series B Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Bonus or any of their respective subsidiaries or affiliates. In addition, the respective compliance dates for any such representations, warranties and covenants vary, and thus any individual term or condition may not be relevant at any particular time. Moreover, information concerning the subject matter of the representation and warranties may change after the date of such agreements. For various reasons, that subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Form of Series B Certificate of Designations
10.1	Exchange Agreement by and between Bonus BioGroup Ltd. and Wize Pharma Inc., dated January 9, 2020
10.2	Share Purchase Agreement by and between Bonus BioGroup Ltd. and Wize Pharma Inc., dated January 9, 2020
10.3	Form of Registration Rights Agreement
10.4	Series B Purchase Agreement by and between Wize Pharma Inc. and various investors, dated January 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

	By:	/s/ Or Eisenberg
	Name:	Or Eisenberg
Date: January 15, 2020	Title:	Chief Financial Officer